UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2024

DORIAN LPG LTD.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-36437	66-0818228
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (203) 674-9900

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

The information contained in Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into the registration statement on Form S-3 (File No. 333-266588) of Dorian LPG Ltd. (the “Company”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 5, 2022.

Item 2.02  Results of Operations and Financial Condition

On October 24, 2024, the Company issued a press release (the "Press Release") providing an outlook for the quarter ended September 30, 2024 (the "Second Quarter 2025") and announcing the Second Quarter 2025 earnings and conference call date. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 to Form 8-K, the information under this Item 2.02 and the Press Release shall be deemed to be "furnished" to the Securities and Exchange Commission (the "SEC") and not be deemed to be "filed" with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 23, 2024, the board of directors (the “Board”) of the Company, on the recommendation of its Nominating and Corporate Governance Committee, unanimously authorized the increase in the size of the Board from seven to eight directors, and, to fill the resulting vacancy, appointed Mark Ross to serve as a Class III director, effective immediately.

Mr. Ross, age 61, has enjoyed a distinguished 34-year career at Chevron Corporation, advancing through various roles across Chevron’s downstream, upstream, trading, and shipping organizations. From May 2015 to May 2024, he served as president of Chevron Shipping Company, where his responsibilities included overseeing a 2,000-person global workforce and ensuring the safe and efficient operation of a modern fleet of 30 ships to transport crude oil, LNG, LPG, and refined products for Chevron operations around the globe. Mr. Ross holds a Bachelor of Science in Chemical Engineering from the University of California at Berkeley, a Master of Science in Chemical Engineering from the University of Illinois at Urbana-Champaign, and a Master of Business Administration from the University of California at Berkeley. Mr. Ross is a director of the American Bureau of Shipping (ABS). He is also a past chairman of the Oil Companies International Marine Forum (OCIMF) and the Society of International Gas Tanker and Terminal Operators (SIGTTO).

Mr. Ross is not a party to any transaction with the Company that would require disclosure under Item 404(a) of SEC Regulation S-K or any arrangement or understanding with any other person pursuant to which he was selected as a director.

Item 7.01  Regulation FD Disclosure

On October 24, 2024, the Company also announced in the Press Release that its Board of Directors has declared a dividend of $1.00 per share of the Company’s common stock. The dividend is payable on or about November 25, 2024 to all shareholders of record as of the close of business on November 5, 2024.

This is an irregular dividend. Future declarations of dividends are subject to the determination and discretion of the Company’s Board of Directors based on its consideration of various factors, including the Company’s results of operations, financial condition, level of indebtedness, anticipated capital requirements, contractual restrictions, restrictions in its debt agreements, restrictions under applicable law, its business prospects and other factors that the Company’s Board of Directors may deem relevant.

A copy of the Press Release is furnished herewith as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 to Form 8-K, the information under this Item 7.01 and the Press Release shall be deemed to be “furnished” to the SEC and not be deemed to be “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.  Financial Statements and Exhibits

(d)Exhibits

Exhibit Number	Description
99.1	Press Release dated October 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

October 24, 2024		DORIAN LPG LTD.
(registrant)

	By:	/s/ Theodore B. Young
Theodore B. Young
Chief Financial Officer